                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in USA Waste Services, Inc.'s Registration Statement Nos. 33-60103 and 33-63981 on Form S-4, Registration Statement Nos. 33-42988, 33-43809, 33-76226, 33-85018 and 333-00097 on Form S-3
and Registration Statement Nos. 33-43619, 33-59807, 33-72436, 34-84988,
33-84990, 33-61621, 33-61625 and 33-61627 on Form S-8 of our report dated
March 30, 1995 on the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries as of December 31, 1994 and for the years ended December 31, 1994 and 1993, appearing in this Annual Report on Form 10-K of USA Waste Services, Inc. for the year ended December 31, 1995.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 21, 1996